DISTRIBUTION/REPACKAGING AGREEMENT

This Agreement is entered into between NORTECH Forest Technologies, Inc.("NORTECH") and LESCO, inc. ("LESCO") and is effective as of August 1 , 1996

NORTECH will sell to LESCO, and LESCO will purchase, the Products specified on the attached Exhibit A (the "Products") in bulk form for repackaging or in prepackaged, finished form, as mutually agreed to by the parties, in such quantities as may be agreed upon by the parties from time to time.

NORTECH grants to LESCO certain exclusive rights to distribute and sell the Products as defined in Exhibit B ("Marketing Rights"), and to use the registered trademark Tree Guard, under NORTECH's United States Environmental Protection Agency (EPA) registered label(s) for the term of this Agreement.

NORTECH grants to LESCO only that authority necessary to allow LESCO to perform its responsibilities under this Agreement. NORTECH specifically does not grant to LESCO the authority to endorse NORTECH's name on any commercial paper, contracts, advertisements, or instruments of any nature; to collect any debt; or to enter into any obligation or warranty, express or implied, written or oral, binding NORTECH to pay any money or otherwise obligating NORTECH in any way. This is not, nor is it to be construed as, a franchise agreement.

I.   TERMS OF SALE/PURCHASE. Price, freight, minimum purchase quantities,

     terms of payment, advertising allowance, and rebates for the period from the effective date of this Agreement through December 31, 1997 ("Period"), shall be as specified in the attached Exhibit C, and for future calendar years will be as mutually agreed to by NORTECH and LESCO no later than sixty (60) days prior to such future calendar years. Price will always be linked to a negotiated discount from NORTECH's distributor price list for the Products. ln negotiating the price for Products after the Period, parties will rely on i) price developments in the market for the Products, and ii) cost developments in the manufacturing of Products, including raw materials.

     TAXES. If NORTECH is required to pay any sales, use, value-added or other taxes based on transactions subject to this Agreement (other than taxes based on NORTECH's income), such taxes shall be billed to and paid by LESCO.

     FINANCIAL CONDITION. NORTECH may defer shipments, alter payment terms, or terminate this Agreement if LESCO fails to pay any invoice in accordance with the terms of this Agreement. If LESCO's financial condition becomes reasonably unsatisfactory to NORTECH, in addition to remedies provided elsewhere herein, NORTECH may require cash payments or satisfactory security for future deliveries. LESCO shall supply to NORTECH such financial statements as NORTECH may reasonably request from time to time.

     WARRANTY. NORTECH warrants that in the performance of this Agreement, it will comply with all applicable federal, state, and local laws and regulations; NORTECH warrants that the Products shipped hereunder shall conform to the specifications therefore and to the chemical description on the label and such label conforms to the EPA registered label therefor; that good title, free from any lawful encumbrance shall be transferred by NORTECH hereunder; that the Products sold by NORTECH to LESCO will not infringe any United States patent; and that the Products sold to LESCO hereunder comply with all governmental regulations. This is a guaranty under ss. 12(b)(1) of Federal insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss. 136(l.)(b)(1). LESCO warrants that in the performance of this Agreement, it will comply with all applicable federal, state and local laws and regulations. NORTECH MAKES NO OTHER WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, NOR IS THERE ANY OTHER EXPRESS OR IMPLIED WARRANTY ON PRODUCTS SUBJECT HERETO. NORTECH SHALL NOT BE LIABLE FOR CONSEQUENTIAL DAMAGES EXCEPT FOR ACTS OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     INDEMNIFICATION. NORTECH shall indemnify LESCO against all claims for property damage, personal injury, costs and expenses (including reasonable attorneys, fees) suffered by third persons caused by, or any action taken or brought by the U.S. EPA or other governmental authority/agency against LESCO arising out of, Products supplied to LESCO hereunder whether arising in warranty, negligence or otherwise, except to the extent such claims arise out of LESCO's negligence.

     LESCO shall indemnify NORTECH against all claims for property damage, personal injury, costs and expenses (including reasonable attorneys, fees) arising out of LESCO's negligence in its storage, transportation and distribution of the Products it purchases including sales practices not in compliance with NORTECH's label specifications, except to the extent such claims arise out of NORTECH's negligence.

     TITLE AND RISK OF LOSS. Title and risk of loss of the Products shall pass to LESCO upon NORTECH's delivery to carrier.

     PRODUCT DISCONTINUANCE. Upon sixty (60) days prior written notice to LESCO, NORTECH shall have the right to terminate its obligation to provide Products in the event that NORTECH decides to discontinue selling such Products. In the event of such termination, NORTECH will have the right to allocate any remaining inventory of Products in a fair and reasonable manner.

     FORCE MAJEURE. Deliveries may be suspended by either party in the event of war, fire, flood, labor trouble, breakage of equipment, accident, riot, act of governmental authority (including but not limited to the U.S. Environmental Protection Agency ["EPA"] or similar state agencies), acts of God, or contingencies beyond the reasonable control of such party, interfering with the production, supply, transportation, or sale of any of the Products covered by this Agreement, or in the event of inability to obtain on terms deemed by NORTECH to be practicable any raw material (including energy). Quantities so affected shall be eliminated from this Agreement without liability, or if by the mutual written agreement of both parties, may be deferred, but this Agreement shall otherwise remain unaffected.

     SHORTAGE. In the event of inability for any reason to supply the total demand for Products, NORTECH may allocate its supply of such Products in a fair and reasonable manner, without liability for failure of performance.

II.  LESCO EFFORTS

     PRODUCT STEWARDSHIP. LESCO will ensure that each facility that stocks, handles and ships Products shall be properly equipped to do so safely, in compliance with federal, state, and local regulations.

     CONTAINER APPROVAL. Containers used by LESCO for repackaged Products shall be approved by NORTECH.

     FORMULATION: NORTECH will formulate the Products.

     SAMPLE RETENTION. When LESCO shall act as repackager of the Products, it shall keep samples of each production run, including lot numbers, for a minimum of two years. Samples shall be a minimum of four fluid ounces or one half pound for dry formulations and shall be kept in stoppered containers labeled with the appropriate lot number. LESCO shall make these retainer samples available to NORTECH upon reasonable request.

III. NORTECH EFFORTS

     REGISTRATION. NORTECH shall exercise its best efforts to maintain EPA registration number 66676-1 for the Products under FIFRA.

IV.  OTHER PROVISIONS

     TERM. This Agreement is effective as of the date specified above and shall continue in effect through December 31, 1999 ("Initial Term") and renew thereafter for successive one year periods ("Renewal Periods"), until terminated as provided below or until superseded.

     TERMINATION. Either party may terminate this Agreement upon the other party's continuing breach of this Agreement after written notice by the non breaching party to the breaching party and a thirty (30) day opportunity to cure. Either party may terminate this Agreement, without cause, by giving written notice to the other party no later than 180 days prior to the end of the Initial Term or any of the Renewal Periods, of its intent to terminate at the end of the initial Term or a Renewal Period, as the case may be.

     Paragraphs of this Agreement regarding warranties and indemnification will survive the termination under all circumstances.

     EPA CANCELLATION. ln the event that any Product is suspended and later canceled by EPA under Section 6 (7 U.S.C. ss. 136d) of the FIFRA, NORTECH hereby agrees to accept return of LESCO's inventory of the canceled Product and to credit LESCO with the net invoice price of such inventory.

     REJECTED PRODUCTS. Any rejection of shipments and all claims for nonconforming Products, damaged Products or shortages must be made by LESCO not later than thirty (30) days of LESCO's earliest discovery of information giving rise to the rejection or claim. NORTECH shall be responsible for and bear the cost of disposition of the nonconforming or damaged Products.

     NON-ASSIGNABILITY. The rights and duties of either party under this Agreement are not assignable or transferable to any other party, other than to a party controlling, controlled by, or under common control with such party, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

     NON-WAIVER. Failure of either party to exercise any right under this Agreement on any occasion shall not in any way waive or reduce its right to exercise any right on any other occasion.

     AMENDMENTS. The terms and conditions herein may only be modified or added to by an amendment, expressly identified as such, signed by authorized representatives of both parties.

     GOVERNING LAW. The parties agree that this Agreement shall be deemed to have been made and executed in the State of Ohio. However, both parties agree that any disputes arising out of the performance of this Agreement will be resolved under the Uniform Arbitration Act.

     MISCELLANEOUS. NORTECH agrees to comply with LESCO's Supplier Service Standards as currently defined in Exhibit D attached hereto, and as reasonably modified from time to time by LESCO and presented to NORTECH.

     NORTECH agrees to participate in LESCO's annual Vendor Trade Show at NORTECH's expense. ln connection with such, LESCO shall provide NORTECH all reasonable details, schedules and expense estimates with no less than 90 days notice.

     NORTECH will give LESCO first refusal for distribution of new products or improved formulations for existing products.

     ENTIRETY. This Agreement, with the attached Exhibits A, B, C and D constitutes the entire understanding between NORTECH and LESCO regarding the Products. It supersedes all previous agreements and understanding and therefore represents the total current relationship.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the day and year first above written.

NORTECH Forest Technologies, Inc.                 LESCO, Inc.

By:  /s/ Tom dePetra                    By:  /s/ Patricia W. Pribisko

Name:  Tom dePetra                      Name:  Patricia W. Pribisko

Title:  CEO                             Title:  Vice President, General Counsel/
                                                Corporate Secretary
Date:  8-21-96
                                        Date:  September 3, 1996


                                   EXHIBIT A

                                  THE PRODUCTS

                      TREE GUARD(R) TECHNICAL INFORMATION*

The purpose of this bulletin is to give distributors, dealers, users and researchers information that is unavailable on the Tree Guard label.

Tree Guard is an anti-browsing pesticide formulated to solve a need for longlasting deterrence.

The active ingredient and all components of the formula are listed on the comprehensive LIST OF PESTICIDE PRODUCT INERT INGREDIENTS published by the Environmental Protection Agency.

ACTIVE INGREDIENT:             Bitrex(TM)
COMMON NAME:                   Denatonium Benzoate

CAS REGISTRY NUMBER:           3734-33-6

CHEMICAL NAME:                 Benzenemethanaminium
                               N-[2-(2,6-dimethylphenyl)amino]
                               2oxoethyl] -N,N-diethyl-,benzoate

                               2,000 parts per million of Bitrex(TM) is in the formulated product.

INERT INGREDIENT:              The inert ingredients are a proprietary mix
                               of latex emulsion. See an MSDS for more
                               information on hazards and handling
                               characteristics. Handle Tree Guard as you would a high quality paint product.

- DO NOT ALLOW PRODUCT TO FREEZE -

                *This is not a Material Safety Data Sheet (MSDS).
                        MSDSs are available upon request.

                        NORTECH FOREST TECHNOLOGIES, INC.
      7600 West 27th Street, Suite B11, St. Louis Park, Minnesota 55426 USA
                       (612) 922-2520; FAX: (612) 922-3865


                                   EXHIBIT B

                                MARKETING RIGHTS

A. ELIGIBLE LESCO MARKETS:

         1.       Lawn Care Operators.

         2.       Lawn Maintenance Companies and Golf Courses.

         3. Theme parks, resort and recreational complexes, athletic facilities, schools and universities, military installations, industrial complexes and cemeteries.

B. ELIGIBLE LESCO TERRITORY:

   The territory shall include regions served by 196 established LESCO Service Centers in operation as of December 31, 1995, as well as 68 Stores-on-Wheels operating primarily in the eastern United States.

                                   EXHIBIT C

                            TERMS OF SALE -1996-1997

IN CONSIDERATION FOR THE RIGHTS GRANTED UNDER EXHIBIT B ("MARKETING RIGHTS"), THE FOLLOWING PRICE PROGRAM IS PREDICATED ON MINIMUM AGGREGATE PURCHASES TOTALING (Confidential Treatment Requested) GALLONS PRIOR TO DECEMBER 31, 1997.

A. COMMERCIAL DISTRIBUTOR PRICING - Truckload price (in gallons):

   Pre-packaged 55-gallon drum/gallon: (Confidential Treatment Requested)

   Pre-packaged 23/2.5 gallon bottle/gallon (Confidential Treatment Requested)

   Bulk truckload (4,000-5000 gallons)/gallon (Confidential Treatment Requested)

B. TERMS:

   Net thirty (30) days from date of shipment of prepackaged Products.

   Net sixty (60) days from date of shipment of bulk load purchases.

C. ORDERS AND ORDER ACKNOWLEDGEMENT:

   Orders for Products shall be placed by LESCO in writing to NORTECH by mail or by facsimile machine not later than thirty (30) days in advance of expected delivery date at LESCO's receiving point. NORTECH shall provide written acknowledgment of such orders within 48 hours of order.

D. QUALIFYING ORDERS:

   (Confidential Treatment Requested)

E. FREIGHT:

   LESCO's traffic department provides shipping instructions; LESCO pays all freight expense from NORTECH's formulation facility in Shenandoah, Iowa 51601-0098.

F. ADVERTISING ALLOWANCE:

   Nortech will provide LESCO a Three Percent (3%) co-op advertising allowance, computed on total sales between January 1, 1996 and December 31, 1996, subject to proof of performance. 1-quart trigger sprayer bottle (Confidential Treatment Requested) will qualify under advertising allowance.

                                   EXHIBIT D

                                   Exhibit 7:
                               Acknowledgment Form
                          This acknowledges receipt of
                        LESCO SUPPLIER SERVICE STANDARDS
                                  in (1) Copies

BY:

Company Name  NORTECH FOREST TECHNOLOGIES, INC.

Your Name     THOMAS G. WOZNIAK
Your Title    NATIONAL SALES MANAGER

Date   AUGUST 6, 1996

Please return this completed form to LESCO at:

LESCO, Inc.
Purchasing Department
20005 Lake Rd.
Rocky River, OH 44116

LESCO Supplier Service Standards * 01/07/95 * Page 46

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the day and year first above written.


NORTECH Forest Technologies, Inc.       LESCO, Inc.
By: /s/ Tom dePetra                     /s/ Patricia W. Pribisko
Name: Tom dePetra                       Name: Patricia W. Pribisko
Title: CEO                              Title: Vice President, General Counsel/
                                               Corporate Secretary
Date: 8-21-96                           Date: September 3, 1996